Exhibit 99.1

MiMedx Group, Inc. Adds Parker H. “Pete” Petit as Chairman of the Board of Directors, President, and Chief Executive Officer

Wednesday, February 25, 2009 – Atlanta, Ga – The Board of Directors of MiMedx Group, Inc. (OTCBB: MDXG.OB) (the “Company”) is pleased to announce the appointment of Parker H. “Pete” Petit as its Chairman of the Board of Directors, President, and Chief Executive Officer, effective February 24, 2009. Mr. Steve Gorlin, who formerly held the position of Chairman, will remain on the Board. Mr. Andrew K. “Kreamer” Rooke, Jr., was appointed to the Board of Directors effective February 24, 2009. Mr. Rooke, who holds a Bachelor’s Degree in Economics from the University of Pennsylvania, was an initial investor with the Company and formerly worked directly with the Chairman, advising on the acquisition of SpineMedica Corp. and aiding in the Company’s emergence into the public markets. Mr. Thomas W. D’Alonzo, who formerly held the position of CEO, has resigned from his position as CEO and member of the Board of Directors.

Most recently, Mr. Petit was Chairman and CEO of Matria Healthcare which was sold to Inverness Medical Innovations in May of 2008.  Matria Healthcare was a former subsidiary of Healthdyne, which Mr. Petit founded in 1971.  Mr. Petit served as Chairman and CEO of Healthdyne and some of its publicly traded subsidiaries after Healthdyne became a publicly traded company in 1981.  One of Healthdyne’s other subsidiaries, was merged with Respironics in 1995, and Respironics was sold in 2008 to Phillips Healthcare.  Mr. Petit received his bachelor’s degree in Mechanical Engineering and Master of Science degree in Engineering Mechanics from Georgia Tech and an MBA degree in Finance from Georgia State University.

At Georgia Tech, Mr. Petit funded a professorial chair for “Engineering in Medicine”, endowed the Petit Institute for Bioengineering and Bioscience, and assisted with the funding of the Biotechnology Building which bears his name.  At Georgia State University, he assisted with the funding of the Science Center building which also bears his name.  In 1994, he was inducted into the Technology Hall of Fame of Georgia.  In 2007, he was inducted into the Georgia State Business School Hall of Fame.  Mr. Petit has previously served as a member of the Board of Directors of the Georgia Research Alliance which is chartered by the State of Georgia to promote high technology and scientific development in the State.  For more information on Mr. Petit, please visit www.thepetitigroup.com.

Mr. Petit, who recently made a significant investment in the Company, stated, “I am looking forward to assisting the MiMedx Group in transitioning from a development stage company to an operating company.  The Company has assembled an exciting portfolio of intellectual property that may be used as human implants for the orthopedics market.  The Company has some extremely talented scientists and engineers, and I am looking forward to assisting them in turning its intellectual property into revenues and profits in the years ahead.  I will do my utmost to keep our shareholders fully apprised of its progress.”

About MiMedx Group, Inc.

MiMedx Group, Inc. is organized around three business/development groups. First, its Level Orthopedics group has filed several patent applications and holds other proprietary intellectual property for an innovative line of extremity-orthopedic implants, focused on the hand, wrist, elbow, and shoulder. Second, its subsidiary MiMedx, Inc. has filed patent applications, holds exclusive patent licenses and other proprietary technology based on durable, cross-linked collagen fibers, which may prove beneficial in augmenting the repair of soft-tissue injury and disease. Third, its subsidiary SpineMedica, LLC owns a license for a polyvinyl alcohol polymer that exhibits durability and biocompatibility, that may be used to treat damaged soft-tissue trauma and disease in the spine, as well as a barrier for scar tissue formation after surgery.

The Company is preparing for its future growth. Its most recent Form 10-Q, filed on February 23, 2009, noted the fiscal challenges the Company must address in order to accomplish its goals, and management is aggressively seeking to address the Company’s financial needs.

Recently, the Company began to prepare certain products for market launch and sales. Toward this end, the Company has explored distribution relationships with other organizations, and has also considered the acquisition of companies with product lines that would align with its products.

During calendar year 2008, the Company made progress, which resulted in a number of achievements, including:

✓	SpineMedica completed the development of its Paradís Vaso Shield™ surgical sheet product, culminating in a submission for FDA 510(k) marketing clearance.

✓
MiMedx successfully completed the build-out of its manufacturing facility, which is designed to permit MiMedx to operate in accordance with Good Manufacturing Practices (GMP) guidelines, which is important for seeking FDA and CE approval. This facility is now able to continuously spool NDGA-cross linked collagen fibers.

✓	MiMedx finalized the design and concluded initial testing on its first NDGA cross linked collagen product, the BioBraid™, designed for tendon augmentation and repair.

✓	LeveL Orthopedics developed and applied for patents on products focused on the fast-growing small-bone and joint field for the hand.

In calendar year 2009, assuming the Company meets its financial challenges, its scientists and engineers will continue to pursue significant and important results designed to furnish the Company with a robust product pipeline. The milestones the Company is working to achieve in calendar 2009 are:

✓
SpineMedica expects to initiate design verification performance testing on its cervical artificial disc, which will be used for cervical spinal disc replacement. Satisfactory performance testing data would be used in support of an IDE submission to the FDA.

✓
SpineMedica hopes to gain regulatory clearance for the Paradís Vaso Shield TM in the US and Europe by mid-year. Upon such approval, this innovative product could then be used by surgeons to isolate critical organs from the growth of scar tissue.

✓
SpineMedica plans to introduce the Paradís Vaso Shield™ at the Spine Arthroplasty Society meeting in London, England in April and the American Association of Neurological Surgeons meeting in San Diego in May.

✓
MiMedx expects to complete the validation of manufacturing, packaging, and sterilization of the first NDGA collagen-based product, the BioBraid™. The first use of this product could be in the veterinary market.

✓	MiMedx expects to submit the BioBraid™ for FDA 510(k) marketing clearance, intended for augmentation and repair of achilles, patellar, biceps, tibial tendons, and the rotator cuff.

The Company has a current need for substantial additional funding for these product lines in order for the Company to continue as a going concern. While the capital markets have changed dramatically over the past several months, the Company feels strongly that the leadership of the Company, particularly with the addition of Mr. Petit as Chairman and CEO, has the ability to position the Company for its future opportunities.

For further information, please refer to the Current Report on Form 8-K to be filed by MiMedx Group, Inc. with the SEC as soon as practicable, which will be accessible at: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001376339&owner
=include&count=40l.   You may also contact Matthew J. Miller, Executive Vice President of MiMedx Group, at 850-650-1010, for additional information.

Important Note regarding forward-looking statements and risk factors: This letter includes statements that look forward in time or that express management’s beliefs, expectations or hopes. Those statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements include those regarding current and anticipated funding and 2009 milestones. These future events may not occur as and when expected, if at all, and, together with the Company’s business, are subject to various risks and uncertainties. These risks and uncertainties include that the Company currently requires substantial additional capital to survive which may be difficult or impossible to obtain, the Company may not receive regulatory approvals for its Paradis Vaso Shield™ on a timely basis or at all due to circumstance beyond its control, performance testing on its cervical disc replacement may not provide satisfactory data, validation of processes and procedures for BioBraid™ may involve unanticipated delay and costs or prove to be uneconomical, the Company may not be able to timely file an FDA 510(k) on BioBraid™, physicians may not accept the Company’s products, and competitive pressures may adversely affect the Company’s ability to obtain revenues. The risks and uncertainties also include the risk factors detailed in its Securities and Exchange Commission filings, including its Form 10-K filing for the year ended March 31, 2008, its most recent Form 10-Q filed on February 23, 3009, and the Company’s other SEC filings. The Company does not undertake to update its forward-looking statements.